Exhibit 10.3

NOTE EXTENSION

THIS NOTE EXTENSION (“Extension”) is entered into as of November 11, 2019 by and between Sysorex, Inc., a Nevada corporation (the “Company”), and Chicago Venture Partners, L.P. (the “Noteholder”) (each a “party” and collectively the “parties”). Capitalized terms used in this Extension without definition shall have the meanings given to them in the Note (defined below).

WHEREAS, the Company issued that certain Convertible Promissory Note, dated as of December 31, 2018, in the original principal amount of $625,000 (the “Note”), pursuant to that certain Securities Purchase Agreement, dated as of December 31, 2018, by and between the Company and the Noteholder; and

WHEREAS, the parties now wish to extend the Maturity Date of the Note to December 31, 2019, subject to the terms and conditions herein.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree and follows:

1.	Extension of Maturity Date. The Maturity Date set forth in the Note shall be extended to December 31, 2019, which shall be effective as of October 31, 2019. Accordingly, the Company and the Noteholder agree that the Note is hereby amended to the extent necessary to implement the foregoing extension of the Maturity Date to December 31, 2019. The Noteholder hereby waives, with retroactive effect as of October 31, 2019, any Event of Default arising solely as a result of the extension of the Maturity Date.

2.	No Other Changes to the Note. This Extension shall be and is hereby incorporated in and forms a part of the Note. All other terms and provisions of the Note shall remain unchanged except as specifically modified herein. This Extension may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Extension may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

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IN WITNESS WHEREOF, the parties have duly executed this Extension as of the date first above written.

NOTEHOLDER:

Chicago Venture Partners, L.P.

By:	Chicago Venture Management, L.L.C., its General Partner

	By:	CVM, Inc., its Manager

		By:	/s/ John M. Fife
John M. Fife, President

COMPANY:

Sysorex, Inc.

By:	/s/ Zaman Khan
Zaman Khan, Chief Executive Officer